LIMITED POWER OF ATTORNEY

    I, Brian E. LeClair, hereby constitute and appoint MFIC Corporation (including all authorized officers) and McCarter & English, LLP and each of them singly, my true and lawful attorney in fact (my "Attorney") with full power to any of them, and to each of them singly, to execute and submit electronically on my behalf to the United States Securities and Exchange Commission via the Commission's EDGAR filing system such Forms 3, 4, or 5 (and any and all amendments thereto) as are required to comply with the provisions of the Securities Exchange
Act of 1934 and any other requirements of the Securities and Exchange Commission.

     I hereby ratify and confirm my signature as it may be signed by my said Attorneys, or any of them, to said Forms 3, 4, or 5 and any and all amendments thereto.

     This limited power of attorney shall not be affected by my subsequent disability or incapacity and shall not have a fixed duration.

Executed as a sealed instrument on June 16, 2008.

/s/ Brian E. LeClair